Exhibit 10.23

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of July 22, 2025 by and among Functional Brands Inc., a Delaware corporation (the “Company”), and the purchasers identified on the signature pages hereto (each, an “Initial Purchaser” and, including their respective successors and permitted assigns, a “Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.
DEFINITIONS

Section 1. Definitions. In addition to the terms defined elsewhere in this Agreement in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Preferred Shares (as defined herein) and/or the Certificate of Incorporation (as defined herein), and (b) the following terms have the meanings set forth in this Section 1:

“Acquiring Person” shall have the meaning ascribed to such term in Section 4.7.

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Bonus Preferred Shares” shall mean, on the Closing Date, the Series B Preferred Stock of the Company with a Stated Value equal to one hundred percent (100%) of the Face Amount.

“Business Day” means any day except Saturdays, Sundays, any day that is a federal holiday in the United States and any day on which the Federal Reserve Bank of New York is not open for business.

“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company setting forth and establishing the rights, preferences, privileges and qualifications of the Preferred Shares, in form attached hereto as Exhibit A.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Securities, in each case, have been satisfied or waived. Pursuant to the terms of this Agreement, there may be one or more Closing Dates hereunder.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.00001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means Sichenzia Ross Ference Carmel LLP, 1185 Avenue of the Americas, 31st Floor, New York, New York 10036.

“Company IP” means all Intellectual Property or Intellectual Property Rights owned, in whole or in part, by the Company or its Subsidiaries or exclusively licensed to the Company or its Subsidiaries, including the Company Registered Intellectual Property.

“Company-Owned IP” means Company IP that is owned or purported to be owned by the Company or its Subsidiaries.

“Company Registered Intellectual Property” means all United States, international and foreign (a) patents and patent applications (including provisional applications), (b) registered service marks and trademarks and applications to register service marks and trademarks, (c) registered copyrights and applications for copyright registration, and (d) internet domain name registrations, in each case, of clause (a) through (d) that is Company-Owned IP and which have not expired.

“Company Systems” means all of the following used by or for, or otherwise relied on by, the Company or its Subsidiaries: servers, hardware systems, software, websites, databases, circuits, networks and other computer and telecommunication assets and equipment, and all other information technology equipment and related items of automated, computerized or software systems, together with all information contained therein or transmitted thereby, including any outsourced systems and processes (e.g., hosting locations) and all associated documentation.

“Conversion Price” shall have the meaning ascribed to such term in the Series A Preferred Stock and Series B Preferred Stock, respectively.

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock and the Series B Preferred Stock.

“Data Security Requirements” means, collectively, all of the following to the extent relating to Personal Data, payment card data, or other protected information relating to individuals or otherwise relating to privacy, security, or security breach notification requirements and applicable to the business of the Company or its Subsidiaries: (a) the Company’s or its Subsidiaries’ own rules, policies, and procedures (whether physical or technical in nature, or otherwise), (b) all applicable federal, state, local laws and regulations, and (c) material contracts.

“Disclosure Schedules” means the Disclosure Schedules delivered by the Company concurrently with the execution and delivery of this Agreement.

“Escrow Agent” shall have the meaning ascribed to such term in Section 2.2(b).

“Escrow Agreement” means the Escrow Agreement, dated the date hereof, by and among the Company, the Placement Agent and the Escrow Agent, in the form of Exhibit D attached hereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Face Amount” means, as to each Purchaser, the amounts set forth below such Purchaser’s signature block on the signature pages hereto next to the heading “Face Amount,” in United States Dollars.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“GAAP” means United States generally accepted accounting principles.

“Governmental Authority” means any nation, sovereign or government, any state, province, territory or other political subdivision thereof, any municipality, any agency, authority or instrumentality thereof and any entity or authority exercising executive, legislative, taxing, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing, including any central bank stock exchange regulatory body arbitrator, public sector entity, supra-national entity and any self-regulatory organization.

“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(x).

“Intellectual Property” shall mean and includes algorithms, APIs, application program interfaces, customer lists, databases, schemata, data collections, design documents and analyses, diagrams, documentation, domain names, drawings, formulae, inventions (whether or not patentable), internet protocol addresses, know-how, literary works, logistics information, logos, maps, marketing plans and collateral, marks (including names, logos, slogans, and trade dress), methods, methodologies, network configurations, architectures, topologies and topographies, processes, program listings, programming tools, proprietary information, protocols, sales data, schematics, specifications, Software, Software code (in any form including source code and executable or object code), subroutines, user interfaces, techniques, URLs, Web sites, works of authorship, and other forms of technology (whether or not embodied in any tangible form and including all tangible embodiments of the foregoing such as blueprints, compilations of information, instruction manuals, notebooks, prototypes, reports, samples, studies, and summaries).

“Intellectual Property Rights” means all proprietary rights to or in Intellectual Property in any jurisdiction throughout the world, including the following: (a) patents and applications therefor, and patent disclosures and any reissue, continuation, continuation-in-part, correction, provisional, divisional, extension or reexamination thereof, (b) inventions, trade secrets, confidential information, and know-how, (c) trademarks, service marks, trade names, trade dress, logos, slogans, brand names, Internet domain names, and other indicia of source of origin and all registrations and applications for registration thereof together with all of the goodwill associated therewith, (d) copyrights and all works of authorship (whether or not copyrightable, and whether registered or unregistered), including mask works rights, database rights and moral rights, and registrations and applications therefor, and (e) rights in Software.

“Knowledge” means, with respect to the Company, the actual knowledge of the following Company officers: the Chief Executive Officer or the Chief Financial Officer.

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1(c).

“Liens” means any lien (statutory or other) mortgage, pledge, hypothecation, assignment, security interest, encumbrance, charge, claim, right of first refusal, preemptive right, restriction on transfer or similar restriction or other security arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement and any capital or financing lease having substantially the same economic effect as any of the foregoing.

“Lock-Up Agreement” means the Lock-Up Agreement, dated as of the date hereof, by and between the Company and its officers, directors, and the beneficial owners of 5% or more of the capital stock of the Company in the form of Exhibit G attached hereto.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(m).

“Minimum Subscription Amount” means $1,000,000.

“Offering” means the offering of Preferred Shares pursuant to this Agreement and the other Transaction Documents.

“Offering Period” means the period commencing upon the marketing of any Securities and ending on the Termination Date.

“Ordinary Course of Business” means the ordinary and usual course of normal day-to-day operations of the business of the Company through the date hereof consistent with past custom and practice.

“Permitted Equity Issuances” means issuances or sales of (a) shares of Common Stock upon the conversion of Preferred Shares; (b) shares of Common Stock, restricted stock units or options to employees, consultants, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose by the Board of Directors for services rendered to the Company (a “Plan”), (c) securities upon the exercise, exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, (d) securities issued pursuant to acquisitions, mergers or any other strategic transactions, provided that such acquisitions, mergers and other strategic transactions shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities; (c) securities issued as a result of the recapitalization or reorganization of any securities of the Company; (f) Securities pursuant to the Transaction Documents and (g) warrants and/or common stock underlying any warrants issued in connection with any debt outstanding as of the date hereof (including all currently outstanding debt facilities of Company).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Personal Data” means (a) information related to, or reasonably capable of being associated or linked with, an identified or identifiable individual or household (e.g., name, address, telephone number, email address, financial account number, government-issued identifier) or device, (b) any other data used or intended to be used or which allows one to identify, contact, or precisely locate an individual or device, including any internet protocol address or other persistent identifier, or (c) any other similar information or data regulated by or defined as “personal information” or similar terms under applicable federal, state and local laws and regulations.

“Placement Agent” means Joseph Gunnar & Co., LLC.

“Placement Agent Counsel” means Pryor Cashman LLP with offices located at 7 Times Square, 40th Floor, New York, NY 10036.

“Preferred Shares” means, collectively, the Series A Convertible Preferred Stock and the Series B Preferred Stock of the Company.

“Proceeding” means an action, suit, litigation, arbitration, investigation, complaint, dispute, contest, hearing, inquiry, inquest, audit, examination or other proceeding against, affecting or purporting to affect an applicable Person or its property, whether civil, criminal, administrative, investigative or appellate, in law or equity before any arbitrator or Governmental Authority.

“Public Information Failure” shall have the meaning ascribed to such term in Section 4.3(b).

“Public Information Failure Payments” shall have the meaning ascribed to such term in Section 4.3(b).

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.10.

“Qualified Event” means the direct listing of the Company’s securities on a Trading Market.

“Registration Statement” shall have the meaning ascribed to such term in Section 4.20.

“Registrable Securities” means Conversion Shares and any shares of Common Stock issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the Conversion Shares; provided, however, that any such Registrable Securities shall cease to be Registrable Securities (and the Company shall not be required to maintain the effectiveness of any, or file another, Registration Statement hereunder with respect thereto) for so long as (a) a Registration Statement with respect to the sale of such Registrable Securities is declared effective by the Commission under the Securities Act and such Registrable Securities have been disposed of by the Purchasers in accordance with such effective Registration Statement, (b) such Registrable Securities have been previously sold in accordance with Rule 144, or (c) such securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 as set forth in a written opinion letter of Company Counsel to such effect based upon a representation letter or other customary documentation reasonably requested by the Company from the Purchasers.

“Regulation D” means Regulation D as promulgated under the Securities Act.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(c).

“Required Holders” means holders of the Preferred Shares holding at least 50% plus $1.00 of the Stated Value of the outstanding Preferred Shares.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Schedules” means the Disclosure Schedules.

“Schedule of Material Liabilities” shall have the meaning ascribed to such term in Section 3.1(i).

“Securities” means the Preferred Shares and the Conversion Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Incident” means any (a) breach of security, phishing incident, ransomware or malware attack affecting any Company Systems, or (b) incident in which confidential information or Personal Data was or may have been accessed, disclosed, destroyed, processed, used, or exfiltrated in an unauthorized manner (whether any of the foregoing was possessed or controlled by the Company or its Subsidiaries or by another Person on behalf of the Company or its Subsidiaries).

“Series A Preferred Stock” means the Series A Convertible Preferred Stock of the Company, par value $0.00001 per share.

“Series B Preferred Stock” means the Series B Preferred Stock of the Company, par value $0.00001 per share.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing shares of Common Stock).

“Software” means all (a) computer programs and software, including firmware, software implementations of algorithms, and software models and methodologies, whether in source code, object code or other form, including libraries, subroutines and other components thereof; (b) data, databases and other compilations of data or information; and (c) all documentation related to the foregoing, including development, diagnostic, support, user and training documentation related to any of the foregoing.

“Stated Value” means the stated value of the Series A Preferred Stock and Series B Preferred Stock, which, in each case, is equal $1,000 per share.

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for the Preferred Shares purchased hereunder as specific on the signature page of this Agreement, provided, that the Subscription Amount shall not be less than the Minimum Subscription Amount unless the Company determines to accept subscriptions for the Preferred Shares in lesser amounts in its sole discretion.

“Subsidiary” means any subsidiary of the Company as set forth in Schedule 3.1(a), and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof (provided, that for purposes of Section 3.1, the term “Subsidiary” shall not include any such direct or indirect subsidiary of the Company formed or acquired after an applicable Closing Date).

“Termination Date” means the Offering shall terminate if the Qualified Event has not been consummated on or prior to the four (4) month anniversary of the Closing Date.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Certificate of Incorporation, the Lock-up Agreement, the Escrow Agreement, Accredited Investor Questionnaires, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Endeavor Trust Corporation, with a mailing address of 702 - 777 Hornby Street, Vancouver, BC, V6Z 1S4, and any successor transfer agent of the Company.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Required Holders, the reasonable fees and expenses of which shall be paid by the Company.

“Waiver Agreements” shall have the meaning ascribed to such term in Section 2.3(b)(i).

ARTICLE II.
PURCHASE AND SALE

Section 2.1 Purchase and Sale.

(a) Series A Preferred Stock. Subject to the terms and conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, at the Closing, the Company agrees to sell, and the Purchasers agree to purchase, severally and not jointly, the Face Amount of the Series A Preferred Stock as set forth on each Purchaser’s signature page hereto. The Series A Preferred Stock shall be convertible into the Company’s Common Stock at any time and from time to time from and after the forty-five (45) day anniversary of the Qualified Event at the Conversion Price, subject to the terms of the Series A Certificate of Designations, Preferences and Rights of the Series A Preferred Stock, attached hereto as Exhibit B. The Series A Preferred Stock shall be sold at the closing of the Offering (the “Closing”) conducted during the Offering Period until the Termination Date.

(b) Bonus Preferred Shares. The Company will issue to the Purchasers an amount of Series B Preferred Stock equal in aggregate value to the Bonus Preferred Shares, which shall be allocated ratably to each Purchaser according to his, her or its respective Subscription Amount, on the Closing Date. The Bonus Preferred Shares shall be convertible into the Company’s Common Stock at any time and from time to time and after the forty-five (45) day anniversary of the Qualified Event, at the Conversion Price, subject to the terms of the Certificate of Designations, Preferences and Rights of the Series B Preferred Stock, attached hereto as Exhibit C.

Section 2.2 Closing.

(a) The closing (the “Closing”) of the purchase of the Series A Preferred Stock and the Bonus Preferred Shares by the Purchasers shall occur at the offices of Pryor Cashman LLP, 7 Times Square, 40th Floor, New York, NY 10036. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York time, on the first (1st) Business Day on which the conditions to the Closing set forth herein are satisfied or waived (or such other date as is mutually agreed to by the Company and each Purchaser).

(b) At each Closing, each Purchaser shall deliver the Subscription Amount stated on such Purchaser’s signature page hereto by wire transfer of immediately available funds to the Escrow Agent pursuant to the instructions contained on Schedule 2.1 who shall hold such funds in a non-interest bearing escrow account maintained at and by Odyssey Trust Company (the “Escrow Agent”). Upon the Escrow Agent’s receipt of the Subscription Amount from one or more Purchasers and the exchange of items set forth in Section 2.3, the Company and the Placement Agent may give notice to the Escrow Agent to arrange a Closing. At any Closing hereunder, the Company shall deliver to each Purchaser its respective Series A Preferred Stock and Bonus Preferred Shares, and the Company and each Purchaser shall deliver the other items set forth in Section 2.3 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.3 and 2.4, the Closing shall occur as the parties shall mutually agree.

Section 2.3 Closing Deliveries.

(a)	On or prior to each Closing Date, unless otherwise specified in this Section 2.3(a), the Company shall deliver or cause to be delivered to the Placement Agent on behalf of each Purchaser the following:

(i)	this Agreement duly executed by the Company;

(ii)	Series A Preferred Stock with the Face Amount indicated on such Purchaser’s signature page hereto, registered in the name of such Purchaser;

(iii)	the Bonus Preferred Shares registered in the name of such Purchaser;

(iv)	a copy of a good standing certificate of the Company and each Subsidiary, dated within five (5) days of the Closing Date;

(v)	on the Closing Date only, a certificate dated as of the Closing Date, duly executed, and delivered by an officer of the Company, certifying the resolutions of the Company’s Board of Directors then in full force and effect authorizing, to the extent relevant, all aspects of the transaction and the execution, delivery and performance of each Transaction Document to be executed and the transactions contemplated hereby and thereby; and Investor shall have received a certificate of the Secretary of State of Delaware certifying that the Certificate of Incorporation has been filed and is effective;

(vi)	on the Closing Date (unless specifically requested by the Placement Agent), an opinion of counsel to the Company, dated as of the Closing Date, in a form and substance reasonably acceptable to the Placement Agent;

(vii)	the executed Lock-up Agreements;

(viii)	the Waiver Agreements described in Section 2.4;

(ix)	the Schedule of Material Liabilities described in Section 3.1(i); and

(x)	such other approvals, opinions, or documents as the Placement Agent and/or the Purchasers may request in form and substance reasonably satisfactory to the Placement Agent and/or the Purchasers, as applicable.

(b) On or prior to the Closing Date, unless otherwise specified in this Section 2.3(b), each Purchaser shall deliver or cause to be delivered to the Company the following:

(i)	this Agreement duly executed by such Purchaser;

(ii)	such Purchaser’s Subscription Amount as to the Closing by wire transfer to the Escrow Agent to the account specified in Schedule 2.1 hereto;

(iii)	a completed and executed Accredited Investor Questionnaire in the form of Exhibit E hereto;

Section 2.4 Closing Conditions.

(a) Conditions to the Company’s Obligations. The obligations of the Company to consummate any Closing are subject to the satisfaction, or waiver in accordance with this Agreement, of the following conditions on or before the applicable Closing Date:

(i)	the representations and warranties of each Purchaser contained herein shall be true and correct as of the applicable Closing Date (unless expressly made as of an earlier date herein in which case they shall be accurate as of such date);

(ii)	all obligations, covenants and agreements required to be performed by each Purchaser on or prior to the applicable Closing Date (other than the obligations set forth in Section 2.3 to be performed at the Closing) shall have been performed;

(iii)	the delivery by each Purchaser of the applicable items each Purchaser is required to deliver prior to each Closing Date pursuant to Section 2.3(b); and

(iv)	any other conditions contained herein or the other Transaction Documents.

(b) Conditions to each Purchaser’s Obligations. The obligations of each Purchaser to consummate any Closing in which he, she or it participates are subject to the satisfaction, or waiver in accordance with this Agreement, of the following conditions on or before each Closing Date, provided that Sections 2.4(b)(i)-(iii) shall not be waived:

(i)	Waiver Agreements. As a condition to the consummation of the Closing, if applicable, the Company shall have notified all existing lenders and holders of Preferred Shares regarding the material terms of the transactions contemplated under and by this Agreement and the other Transaction Documents, and other than as disclosed in Schedule 3.1 (n), (o) and (x) for which such lenders or holders have not and shall not provide executed consents, waivers or allonges, shall have obtained from the requisite number of the Company’s existing lenders and holders of Preferred Shares, respectively, executed consents, waiver agreements, and/or allonges, as the case may be, in such form and substance satisfactory to the Placement Agent, pursuant to which such lenders and stockholders shall have agreed to waive or relinquish all “most favored nations” provisions, anti-dilution rights, and other rights obtained in previous financing transactions with the Company that would impede the consummation of the Offering (collectively, and generally, the “Waiver Agreements”), provided that, for the avoidance of doubt, holders of Preferred Shares shall not be required to waive any price-based anti-dilution rights with respect to the Company’s issuance, or deemed issuance, of additional shares of Common Stock in connection with either (x) the Mandatory Note Conversion (as defined below), or (y) the Company’s issuance of the Bonus Preferred Shares pursuant to this Agreement.

(ii)	The Qualified Event shall have occurred.

(iii)	The Company shall have duly adopted the Certificate of Incorporation, which shall have been filed with the Secretary of State of Delaware and become effective under the Delaware General Corporation Law on or prior to the Closing;

(iv)	the representations and warranties of the Company contained in any Transaction Document shall be true and correct as of each Closing Date (unless expressly made as of an earlier date herein in which case they shall be accurate as of such date);

(v)	all obligations, covenants and agreements required to be performed by the Company on or prior to each Closing Date pursuant to any Transaction Document (other than the obligations set forth in Section 2.3 to be performed at the Closing) shall have been performed;

(vi)	the delivery by the Company of the applicable items required to be delivered on or prior to each Closing Date pursuant to Section 2.3(a);

(vii)	no Material Adverse Effect shall have occurred from the date hereof through the applicable Closing Date; and

(viii)	any other conditions contained herein or the other Transaction Documents.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser that the statements contained in this Section 3.1 are true and correct as of each Closing Date, in each case subject to the exceptions set forth in the Disclosure Schedules, which Disclosure Schedules are deemed a part hereof. The Disclosure Schedules are arranged in sections corresponding to the numbered and lettered sections contained in this Section 3.1, and shall qualify any representation, warranty or otherwise made herein to the extent of the disclosures set forth in such corresponding sections. The disclosures contained in any section of the Disclosure Schedules shall qualify the representations, warranties or otherwise made in other sections of this Section 3.1 only to the extent such disclosures are cross-referenced in the applicable corresponding sections of the Disclosure Schedules.

(a) Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth on Schedule 3.1(a). Except as set forth on Schedule 3.1(a), the Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid and non-assessable.

(b) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s or its Subsidiary’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and, to the Knowledge of the Company, no Proceeding has been instituted or threatened in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery by the Company of this Agreement and each of the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the stockholders of the Company in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which the Company is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts. Except as disclosed on Schedule 3.1(d), the execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any material Lien upon any of the properties or assets of the Company or any Subsidiary pursuant to, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or Governmental Authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound; except, in the case of each of clauses (ii) and (iii), such as would not reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. Except as disclosed on Schedule 3.1(e), the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other Governmental Authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents to which it is a party, other than: (i) the filings required pursuant to Section 4.6 of this Agreement, and (ii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(f) Issuance of the Securities. The Preferred Shares and the Conversion Shares are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, the Preferred Shares and the Conversion Shares will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents or by applicable laws. Each of the Securities, when issued in accordance with the terms of the Transaction Documents and applicable organizational or charter documents of the Company, will be free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents or by applicable laws. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Conversion Shares as provided for in Section 4.11.

(g) Capitalization. As of the date of this Agreement, the authorized capital stock of the Company consists of (i) 220,000,000 shares of Common Stock, $0.00001 par value per share, of which 7,110,676 shares are issued and outstanding as of the date hereof and (ii) 1,000,000 shares of Preferred Stock, $0.001 par value per share, none of which are issued and outstanding as of the date hereof. No other classes of shares or other securities of the Company are issued or reserved for issuance or outstanding. Except as a result of the purchase and sale of the Securities contemplated herein or as otherwise disclosed on Schedule 3.1(g), (i) there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents or capital stock of any Subsidiary, (ii) except as provided in Section 4.22 hereof, no Person has any “most favored nation” right, right of first refusal, preemptive right, anti-dilution protections, right of participation, or any right to participate in, or triggered by, the transactions contemplated by the Transaction Documents, (iii) the issuance and sale of the Securities pursuant to this Agreement will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person (other than the Purchasers), (iv) there are no outstanding securities or instruments of the Company or any Subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company or any Subsidiary, (v) there are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary and (vi) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in material compliance with all federal and state securities laws, and none of such outstanding shares were issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities as contemplated herein. Except as set forth on Schedule 3.1(g), there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the Knowledge of the Company, between or among any of the Company’s stockholders.

(h) Financial Statements. Complete copies of the Company’s audited financial statements consisting of the balance sheet of the Company as of December 31 in each of the years 2024 and 2023 and the related statements of income and retained earnings, shareholders’ equity, and cash flow for the years then ended (the “Unaudited Financial Statements”), and unaudited financial statements consisting of the balance sheet of the Company as of March 31, 2025 and the related statements of income and retained earnings, shareholders’ equity, and cash flow for the period then ended (the “Interim Financial Statements” and together with the Unaudited Financial Statements, the “Financial Statements”) have been delivered to the purchaser. The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved, subject, in the case of the Interim Financial Statements, to normal and recurring year-end and the absence of notes. The Financial Statements are based on the books and records of the Company, and fairly present in all material respects the financial condition of the Company as of the respective dates they were prepared and the results of the operations of the Company for the periods indicated. The Company maintains a standard system of accounting established and administered in accordance with GAAP.

(i) Material Changes; Undisclosed Events, Liabilities or Developments. Except as set forth on Schedule 3.1(i), since the date of the latest unaudited financial statements, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the Ordinary Course of Business and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any executive officer, director or Affiliate, except pursuant to existing Company stock option plans or similar incentive plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement or as set forth on Schedule 3.1(i), no event, liability, fact, circumstance, occurrence or development has occurred or exists with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition that is required to be disclosed by the Company under applicable securities laws and for which such required disclosure has not been made. Concurrently with the execution of this Agreement, the Company shall provide the Purchaser with a detailed schedule of its existing material liabilities (contingent or otherwise) as of a date reasonably contemporaneously with the date hereof (the “Schedule of Material Liabilities”).

(j) Litigation. Except as set forth in Schedule 3.1(j), there is no action, suit, inquiry, notice of violation, proceeding or investigation by or before any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) pending or, to the Knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties which (i) challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) to the Knowledge of the Company, could, if there were an unfavorable decision, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor, to the Knowledge of the Company, any director or executive officer thereof, is or has been the subject of any Action involving a claim of violation of or material liability under federal or state securities laws or a claim of breach of fiduciary duty. The Company has not received notice of, and to the Knowledge of the Company, there is not pending or threatened, any investigation by the Commission involving the Company or any current or former director or executive officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any Registration Statement filed by the Company.

(k) Labor Relations. Except as set forth in Schedule 3.1(k), no labor dispute exists or, to the Knowledge of the Company, is threatened with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s employment relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement. Except as set forth in Schedule 3.1(k), to the Knowledge of the Company, no executive officer of the Company or any Subsidiary is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer would not reasonably be expected to subject the Company or any of its Subsidiaries to any material liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in material compliance with all U.S. federal, state, local and, to the Knowledge of the Company, foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, in each case except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l) Compliance. Except as disclosed on Schedule 3.1(l), neither the Company nor any Subsidiary: (i) is in default under or in violation of, nor has the Company or any Subsidiary received written notice of a claim that it is in default under or that it is in violation of, any material term of any indenture, loan or credit agreement or any other material agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other Governmental Authority or (iii) is in violation of any material provision of any statute, rule, ordinance or regulation of any Governmental Authority to which it is subject, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except, in each case, for defaults, violations or notices thereof that would not reasonably be expected to result in a Material Adverse Effect.

(m) Regulatory Permits. Except as disclosed on Schedule 3.1(m), the Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities which are reasonably necessary to conduct their respective businesses, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received written notice of proceedings relating to the revocation or modification of any Material Permit.

(n) Title to Assets. Except as disclosed on Schedule 3.1(n), the Company and the Subsidiaries have good and marketable title to all personal property owned by them that is material to their respective business, in each case free and clear of all Liens, except for (i) Liens that do not materially affect the value of such property and do not materially interfere with the use made and currently proposed to be made of such property by the Company and the Subsidiaries, as applicable and (ii) Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in material compliance. The Company does not own any real property.

(o) Intellectual Property; Cyber Security.

(i) Except as set forth on Schedule 3.1(o) of the Disclosure Schedules, the Company and its Subsidiaries exclusively own all right, title and interest in the Company-Owned IP, and have the valid right or license to all other Company IP. The Company-Owned IP is not subject to any Lien, other than non-exclusive licenses of Intellectual Property or Intellectual Property Rights granted by the Company and its Subsidiaries in the Ordinary Course of Business.

(ii) Schedule 3.1(o) of the Disclosure Schedules lists all Company Registered Intellectual Property, including the jurisdictions in which each such item of Company Registered Intellectual Property has been applied for, issued or registered. Each item of Company Registered Intellectual Property is valid, enforceable, and subsisting (or in the case of applications, applied for), and all registration, maintenance and renewal fees due prior to the date of this Agreement in connection with the Company Registered Intellectual Property have been paid.

(iii) The performance of the Company and its Subsidiaries’ obligations under this Agreement will not cause the forfeiture or termination of, nor will it give rise to a right of forfeiture or termination of, any Company-Owned IP.

(iv) There is no Action pending or threatened, against the Company and its Subsidiaries relating to any Company-Owned IP and the Subsidiaries have not received any written notice of any claim and no claim has been threatened, in each case that (i) challenges the validity, enforceability, use or ownership of any Company-Owned IP, or (ii) alleges that the Company and/or any of its Subsidiaries infringes, misappropriates or otherwise violates any third party’s right in or to such third party’s own Intellectual Property or Intellectual Property Rights. To the Company’s Knowledge, neither the Company nor the conduct of the business of its Subsidiaries infringes, misappropriates or otherwise violates the Intellectual Property Rights of any other Person. The Company and its Subsidiaries have not, in the past two (2) years, received any written notice from any Person alleging that the Company and/or its Subsidiaries have infringed, misappropriated or otherwise violated, the Intellectual Property Rights of any other Person. To the Company’s Knowledge, no Person is infringing, misappropriating or otherwise violating, and has not in the past two (2) years infringed, misappropriated or otherwise violated, any of the Company-Owned IP or any Intellectual Property Rights exclusively licensed to the Company or its Subsidiaries.

(v) Each current employee, consultant, and independent contractor of the Company and its Subsidiaries has entered into a written agreement with the Company and its Subsidiaries assigning all Intellectual Property and Intellectual Property Rights created by such Person within the scope of such Person’s duties to the Company and its Subsidiaries and prohibiting such Person from using or disclosing the Company’s and its Subsidiaries’ trade secrets or confidential information. To the Company’s Knowledge, no current or former employee, consultant, or independent contractor is in material violation of any such agreement.

(vi) Reserved.

(vii) The Company and its Subsidiaries take commercially reasonable actions to protect the Company-Owned IP, including the confidentiality of all trade secrets, know-how and confidential information included therein, and the integrity and security of the Company Systems from any unauthorized use, access, disclosure, destruction or modification, and no such use, access, disclosure, destruction or modification has occurred. The Company Systems (A) are sufficient for the current needs of the business of the Company and its Subsidiaries, including as to capacity, scalability and ability to process current and anticipated peak volumes in a timely manner, and (B) are in sufficiently good working condition to effectively perform all information technology operations and include a sufficient number of licenses seats for all software as necessary for the operation of the business of the Company and its Subsidiaries as currently conducted. To the Company’s Knowledge, there have been no material unauthorized intrusions, failures, breakdowns, continued substandard performance, or other adverse events affecting any such Company Systems that have caused any substantial disruption of or interruption in or to the use of such Company Systems. The Company and its Subsidiaries maintain commercially reasonable disaster recovery and business continuity plans, procedures and facilities in connection with the operation of their business, acts in compliance therewith, and have taken commercially reasonable steps to test such plans and procedures on a periodic basis.

(viii) The Company and its Subsidiaries maintain and enforce commercially reasonable policies, procedures, and rules regarding data privacy, protection and security that comply in all material respects with all Data Security Requirements. The Company and its Subsidiaries comply with, and has complied with, all Data Security Requirements in all material respects. The use of any Personal Data by the Company and its Subsidiaries immediately following the Closing in substantially the same manner as such Personal Data was used by the Company and its Subsidiaries prior to the Closing will not result in a material breach or violation of, or constitute a default under, any Data Security Requirement. The Company and its Subsidiaries have not received any written, threatened, complaint, claim or demand from any Person with respect to any Security Incident.

(p) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. To the Knowledge of the Company, no facts or circumstances exist that would reasonably be expected to prevent the Company or any Subsidiary from renewing its existing insurance coverage as and when such coverage expires, or to obtain similar coverage from similar insurers as may be necessary to continue its business.

(q) Transactions With Affiliates and Employees. Except as set forth on Schedule 3.1(q), none of the executive officers or directors of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as executive officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any executive officer, director or, to the Knowledge of the Company, any entity in which any executive officer or director has a substantial interest or is an officer or director, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other Company benefits, including stock option agreements or similar arrangements under any stock option or other incentive plan of the Company.

(r) Certain Fees. Except with respect to the fees and expenses payable to the Placement Agent as described in Section 5.2, no brokerage or finder’s fees or commissions or other remuneration are payable by the Company or any Subsidiaries directly or indirectly to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other similarly situated Person with respect to the transactions contemplated by the Transaction Documents. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of such other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(s) Private Placement. Assuming the accuracy of each Purchaser’s representations and warranties set forth in this Agreement and all other Transaction Documents to which such Purchasers are party, no registration under the Securities Act is required for the offer and sale of the Preferred Shares by the Company to the Purchasers as contemplated hereby.

(t) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Preferred Shares, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(u) Registration Rights. Except as provided in the Transaction Documents, no Person has any right to cause the Company or any Subsidiary to affect the registration under the Securities Act of any securities of the Company or any Subsidiaries.

 (v) MNPI. Except with respect to the terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information which has not been otherwise disclosed to all Purchasers and/or their agents or counsel. To the Knowledge of the Company, all of the disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in the Transaction Documents or in any other document or instrument executed and/or delivered by the Purchasers in connection with this Agreement or the consummation of the transactions contemplated hereby.

(w) No Integrated Offering. Assuming the accuracy of (x) representations and warranties of prior investors and (y) the Purchasers’ representations and warranties set forth in this Agreement and all other Transaction Documents to which the Purchasers are party, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the Offering to be integrated with prior securities offerings by the Company in a manner that would require the registration under the Securities Act of the sale of the Preferred Shares.

(x) Solvency. Based on the consolidated financial condition of the Company as of the date hereof, after giving effect to the receipt by the Company of the proceeds from the sale of the Preferred Shares hereunder, the Company will have sufficient cash to operate its business as currently operated for a period of six (6) months from the Closing Date. To the Company’s Knowledge, no facts or circumstances exist which would reasonably be expected to cause the Company to file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. Schedule 3.1(x) sets forth, as of the date hereof, all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $100,000 (other than accounts payable incurred in the Ordinary Course of Business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the Ordinary Course of Business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Except as disclosed on Schedule 3.1(x), neither the Company nor any Subsidiary is in material default with respect to any Indebtedness.

(y) Taxes. Except as set forth in Schedule 3.1(y), (a) each of the Company and its Subsidiaries has duly and timely submitted or caused to be submitted all material Tax returns that it is required to submit on and through the date hereof or the date of the relevant Closing, as applicable (including, in each case, all applicable extensions), and all such Tax returns were accurate and complete in all material respects; (b) each of the Company and its Subsidiaries has timely paid all material taxes and other charges due by the Company to any local or foreign tax authorities, including, without limitation, income taxes, estimated taxes, excise taxes, sales taxes, value added taxes, use taxes, gross receipts taxes, franchise taxes, national insurance taxes, national healthcare contributions, employment and payroll related taxes, property taxes and import duties, whether or not measured in whole or in part by net income (hereinafter, “Taxes” or, individually, a “Tax”) shown as due on any such Tax returns; (c) with respect to all Tax returns of the Company and its Subsidiaries, no audit is in progress with respect to any return for Taxes, and no waiver or agreement is in force for the extension of time for the assessment or payment of any Tax; and (d) all provisions for Tax liabilities of the Company and its Subsidiaries have been made consistent with GAAP consistently applied, and all liabilities for Taxes of the Company and its Subsidiaries attributable to periods prior to or ending on the date hereof or the date of the relevant Closing, as applicable, have been adequately provided for.

(z) No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(aa) Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the Knowledge of the Company, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of FCPA.

(bb) Reserved.

(cc) Reserved.

(dd) Reserved.

(ee) Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(ff) Stock Option Plans. Except as set forth in Schedule 3.1(ff), each stock option granted by the Company under the Company’s stock option plan was granted (i) in accordance with the terms of the Company’s stock option plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. To the Company’s Knowledge, no stock option granted under the Company’s stock option plan has been backdated.

(gg) Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s Knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(hh) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended.

(ii) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or, to the Knowledge of the Company, any of its Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(jj) Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with (i) applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and other applicable money laundering statutes of the United States and (ii) to the Company’s Knowledge, applicable money laundering statutes of all foreign jurisdictions to which the Company is subject (in each case, including applicable rules and regulations promulgated thereunder) (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the Knowledge of the Company, threatened.

(kk) No Disqualification Events. With respect to the Securities to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of (i) the Company, or (ii) to the Company’s Knowledge, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(c), and has furnished to the Purchasers a copy of any disclosures provided thereunder.

(ll) Other Covered Persons. To the Company’s Knowledge, no person other than an Issuer Covered Person has been or will be paid remuneration for solicitation of purchasers in connection with the sale of any Securities.

(mm) Shell Status. The Company has never been, and is not presently, an issuer identified as a “Shell Company”.

Section 3.2 Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a) Organization; Authority. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Own Account. Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to a Registration Statement covering the resale of such security or otherwise in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c) Purchaser Status. At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it converts any Preferred Shares, it will be an “accredited investor” as defined in Rule 501 under the Securities Act.

(d) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e) General Solicitation. Such Purchaser is not, to such Purchaser’s knowledge, purchasing the Securities because of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of such Purchaser, any other general solicitation or general advertisement.

(f) Access to Information. Such Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities, including the risk factors set forth in Exhibit F; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.  Such Purchaser acknowledges and agrees that neither the Placement Agent nor any Affiliate of the Placement Agent has provided such Purchaser with any information or advice with respect to the Securities nor is such information or advice necessary or desired.  Neither the Placement Agent nor any Affiliate has made or makes any representation as to the Company or the quality of the Securities and the Placement Agent and any Affiliate may have acquired non-public information with respect to the Company which such Purchaser agrees need not be provided to it.  In connection with the issuance of the Securities to such Purchaser, neither the Placement Agent nor any of its Affiliates has acted as a financial advisor or fiduciary to such Purchaser.

(g) Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, such Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material pricing terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement or to such Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares in order to effect Short Sales or similar transactions in the future.

(h) Risk Factors. Such Purchaser has carefully read and fully understands the risks involved with such Purchaser’s investment in the Securities and the transactions contemplated hereby, including, without limitation, the risks identified in Exhibit E, incorporated by reference herein, and in the Disclosure Schedules. The Purchaser understands that there is no guarantee of any investment return. The Purchaser is aware that an investment in the Securities is a speculative investment that involves a significant degree of risk and that there is no guarantee that the Purchaser will realize any return or gain from the Offering. The Purchaser (i) acknowledges that there are restrictions on the Purchaser’s ability to cancel an investment commitment and obtain a return of the investment at any time, (ii) understands that that there is no public or private trading market for the Securities and, therefore, it may be difficult to resell Securities acquired through this Offering, if at all, (iii) is able to be party to this Agreement and bear the financial risk of such investment in the Securities and in the event no trading market for the Securities develops, and (iv) is able to afford a complete loss of its Subscription Amount. The Purchaser acknowledges and accepts that part or all of such Purchaser’s Subscription Amount may be lost with no further recourse to the Company.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

Section 4.1 Transfer Restrictions.

(a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective Registration Statement, to the Company or to an Affiliate of a Purchaser, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of a Purchaser under this Agreement.

(b) The Purchasers agree that any certificate issued in respect of or in exchange for any of the Securities, so long as is required by this Section 4.1, shall include an endorsement typed or otherwise denoted conspicuously thereon of the following legend (along with any other legends that may be required under applicable Laws:

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS IF THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY.

In the event such Securities are represented by book-entry account on the books and records of the Company’s transfer agent, such book-entry shall include such a restrictive legend.

(c) Certificates (or book-entries) evidencing the Conversion Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) following any sale of such Conversion Shares pursuant to Rule 144, or (ii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). In such instances, the Company shall, at its expense, cause Company Counsel to issue a legal opinion to the Transfer Agent if required by the Transfer Agent to effect the removal of the legend hereunder from such Conversion Shares, subject to compliance with the Securities Act and/or Rule 144 (for the avoidance of doubt, the Company shall pay all costs associated with such legend removals incurred by the Company). The Company agrees that at such time as such legend is no longer required under this Section 4.1(c) and the Company’s Common Stock is listed or quoted, as the case may be, on a Trading Market, it will use its reasonable best efforts to take all actions reasonably requested by any Purchaser to remove any and all restrictive and other legends from the certificates (or book-entries) evidencing the Conversion Shares. Any requesting Purchaser shall provide the Company, Company Counsel, or the Transfer Agent with the evidence reasonably requested by them to cause the removal of any such “restrictive” legend, including any information such persons reasonably deem necessary to determine that the legend is no longer required under the Securities Act or applicable state laws, including a certification that the requesting Purchaser is not an Affiliate of the Company (and a covenant to inform the Company if such Purchaser should thereafter become an Affiliate and to consent to exchange any certificates or instruments representing the Conversion Shares for ones bearing an appropriate restrictive legend) and regarding the length of time such Conversion Shares have been held. The Company shall deliver all documentation requested by the Transfer Agent within two (2) Trading Days of receiving all reasonably requested information from the Purchaser (“Legend Removal Request Date”). The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4 (unless required by law). Certificates for Conversion Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to each Purchaser in book-entry or certificated form or by crediting the account of such Purchaser’s prime broker with the Depository Trust Company System as directed by such Purchaser. The Company shall pay to Purchaser, in cash, as liquidated damages and not as a penalty, 1% of the total of the value of the Conversion Shares for which the removal of the legend is sought (based on the VWAP of the Common Stock on the date such Conversion Shares are submitted to the Transfer Agent) for each full month (or pro rata portion thereof) that the required documentation is not delivered to the Transfer Agent after the Legend Removal Date until such documentation is delivered, provided that such liquidated damages shall not exceed in the aggregate to ten percent (10.0%) of such Purchaser’s aggregate Subscription Amount.

(d) Each Purchaser, severally and not jointly with the other Purchasers, agrees with the Company that such Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance upon this understanding.

Section 4.2 Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Conversion Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

Section 4.3 Furnishing of Information; Public Information.

(a) Until the earlier of (i) one (1) year after the Closing Date, or (ii) the time that no Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Regulation D.

(b) Notwithstanding the foregoing, in the event the Company becomes subject to the reporting requirements of Section 13 or 15(a) of the Exchange Act (a “Reporting Issuer”) while the Purchaser owns any Securities, until such time that all of the Securities may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company (i) shall fail for any reason to satisfy the current public information requirement under Rule 144(c) or (ii) has ever been an issuer described in Rule 144(i)(1)(i) or becomes an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a “Public Information Failure”) then, in addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to one percent (1.0%) of the aggregate Subscription Amount of such Purchaser’s Securities on the day of a Public Information Failure and on every thirtieth (30th) day (pro-rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for the Purchasers to transfer the Conversion Shares pursuant to Rule 144, provided that such liquidated damages shall not exceed in the aggregate to ten percent (10.0%) of such Purchaser’s aggregate Subscription Amount. The payments to which a Purchaser shall be entitled pursuant to this Section 4.3(b) are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (pro-rated for partial months) until paid in full. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Public Information Failure, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. Further, for the avoidance of doubt, the parties agree that notwithstanding anything to the contrary herein, no payment for a Public Information Failure shall be payable if the Public Information Failure is due to any Purchaser’s actions that delay or prevent the Company from performing its obligations under this Section 4.3(b).

Section 4.4 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the Offering in a manner that would require the registration under the Securities Act of the sale of the Preferred Shares.

Section 4.5 Conversion Procedure. The form of Notice of Conversion included in the Preferred Shares sets forth the totality of the procedures required of each Purchaser to convert such Purchaser’s Preferred Shares. Without limiting the preceding sentence, no ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required to convert the Preferred Shares. The Company shall honor conversions of the Preferred Shares and shall deliver Conversion Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

Section 4.6 Disclosure; Publicity. No Purchaser shall issue any such press release nor otherwise make any such public statement with respect to the transactions contemplated hereby without the prior consent of the Company, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.

Section 4.7 Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities in accordance with the Transaction Documents.

Section 4.8 Non-Public Information. Notwithstanding anything provided herein to the contrary, the covenants contained in this Section 4.8, shall not apply until the earlier of the Company filing a registration statement in connection with a Qualified Event with the SEC or submitting its application to have its securities listed or quoted, as the case may be, on a Trading Market the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto such Purchaser shall have consented to the receipt of such information and agreed with the Company to keep such information confidential. To the extent that the Company delivers any material, non-public information to a Purchaser without such Purchaser’s consent, the Company hereby covenants and agrees that such Purchaser shall not have any duty of confidentiality to the Company, any of its Subsidiaries, or any of their respective officers, directors, agents, employees or Affiliates, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates not to trade on the basis of, such material, non-public information, provided that such Purchaser shall remain subject to applicable law. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice through a press release to notify the general public and/or by filing a Current Report on Form 8-K with the SEC, unless the Purchasers have provided prior consent. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

Section 4.9 Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder for general working capital and growth purposes, and shall not use such proceeds: (a) for the satisfaction of any portion of the Company’s debt, except that no more than $2.228 million of net proceeds may be used to satisfy debt owed to David Humprey arising from the Company’s prior acquisition of assets from Kirkland Group, Inc., (b) for the redemption of any Common Stock or Common Stock Equivalents, (c) in violation of FCPA or OFAC regulations or (d) to lend, give credit or pay or make advances towards accrued and/or unpaid salary or bonuses, of any officers, directors, employees or affiliates of the Company, except further, that no more than $550,000 of net proceeds may be paid in satisfaction of accrued unpaid compensation due to each of the Chief Executive Officer and Chief Financial Officer of the Company.

Section 4.10 Indemnification of Purchasers. Subject to the provisions of this Section 4.10, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents. If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to such Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 4.10 shall be made by periodic payments of the amount thereof during the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

Section 4.11 Reservation of Conversion Shares.

(a) As of the date hereof, the Company has reserved, and the Company shall, until such time as all the Preferred Shares are converted, continue to reserve and keep available at all times, free of preemptive rights, the number of shares of Common Stock reasonably required for the purpose of enabling the Company to issue all of the Conversion Shares multiplied by two.

(b) If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the Reserve Shares on such date, then the Board of Directors shall use commercially reasonable efforts to amend the Company’s certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Reserve Shares at such time, as soon as possible and in any event not later than the 90th day after such date.

Section 4.12 Restricted and Permitted Equity Issuances; Restricted Indebtedness. From the date hereof until 180 days after the Closing Date, neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents, except the Company shall be permitted to issue Permitted Equity Issuances. While the Preferred Shares are outstanding, the Company may not issue more than an aggregate of $1,000,000 of Indebtedness, whether senior or subordinated or secured or unsecured.

Section 4.14 Equal Treatment of Purchasers. No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered to all of the parties to such Transaction Documents. Further, the Company shall not make any payment with respect to the Preferred Shares in amounts which are disproportionate to the respective Stated Value outstanding on the Preferred Shares at any applicable time. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

Section 4.15 Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, each Purchaser, severally and not jointly with the other Purchasers, covenants that such Purchaser, has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with Purchaser, executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, if Purchaser is a multi-managed investment vehicle (whereby separate portfolio managers manage separate portions of Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of Purchaser’s assets), the representation set forth above in this Section 4.15 shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Parties, Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

Section 4.16 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States and shall provide evidence of such actions promptly upon request of any Purchaser.

Section 4.17 Capital Changes. Except in connection with the Qualified Event, until the six (6) month anniversary of the Closing Date, the Company shall not undertake a reverse or forward stock split or reclassification of the Common Stock without the prior written consent of the Purchasers holding a majority in Stated Value outstanding of the Preferred Shares.

Section 4.20 Resale Registration of Conversion Shares.

(a) Mandatory Registration. No later than the Closing Date (such date, the “Filing Deadline”), the Conversion Shares, including any shares of Common Stock used to pay dividends on the Preferred Shares, and the Bonus Preferred Shares shall be included for resale in any registration statement filed in connection with a Qualified Event on Form S-1 or S-4, as applicable, or such other form under the Securities Act as is then available to the Company (including the prospectus, amendments and supplements to such registration statement or prospectus, including pre- and post-effective amendments (and any additional registration statements filed in accordance herewith), all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement, the “Registration Statement”), providing for the resale from time to time by the Purchasers of any and all Registrable Securities. The Registrable Securities shall be immediately tradable at the time of the Qualified Event. In the event that any Bonus Preferred Shares have converted into the Company’s Common Stock in advance of a Qualified Event, such Bonus Preferred Shares shall be afforded the same registration rights as outlined in the preceding sentence. The Company agrees to use its best efforts to cause the Registration Statement to be declared effective by the Commission on the Closing Date (the “Effectiveness Deadline”). The Company shall promptly, and in any event within one (1) Business Day, notify the Purchasers of the effectiveness of the Registration Statement. The Company shall maintain the effectiveness of the Registration Statement for so long as there are any Registrable Securities outstanding, with respect to such Registrable Securities.

(b) Effect of Failure to Obtain Effectiveness by Effectiveness Deadline. If (i) the Registration Statement is not (A) filed with the Commission on or before the Filing Deadline (a “Filing Failure”) or (B) declared effective by the Commission on or before the Effectiveness Deadline (an “Effectiveness Failure”), (ii) on any day after the Registration Statement has been declared effective by the Commission, sales of all the Registrable Securities required to be included on the Registration Statement cannot be made pursuant to the Registration Statement (including because of a failure to keep the Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to the Registration Statement or to register sufficient Registrable Securities) (a “Maintenance Failure”) or (iii) if the Company fails to file with the Commission required reports under Section 13 or 15(d) of the Exchange Act such that it is not in compliance with Rule 144(c)(1) and as a result of which any of the Purchasers are unable to sell Registrable Securities under Rule 144 (a “Current Public Information Failure”, and each of a Filing Failure, an Effectiveness Failure, a Maintenance Failure and a Current Public Information Failure being referred to as a “Registration Failure”), then, subject to the last sentence of this Section 4.20(b) (and subject to Section 4.20(c) with respect to Cutback Shares), as full relief (but not as a penalty) for the damages to any Purchaser by reason of its inability to sell Registrable Securities under the Registration Statement other than as a result of a Willful Registration Failure (as defined below), the Company shall, (i) on or prior to the fifth (5th) day following a Registration Failure and (ii) on or prior to the fifth (5th) day following each monthly anniversary of such Registration Failure and until such Registration Failure shall have been cured (prorated for any period of less than a month), pay to each Purchaser holding Registrable Securities an amount in cash equal to one percent (1%) of the Subscription Amount paid by such Purchaser for such Purchaser’s Preferred Shares (such amounts, collectively, “Registration Delay Payments”); provided, that the aggregate amount of Registration Delay Payments payable by the Company shall in no event exceed an amount equal to ten percent (10%) of the aggregate Subscription Amount paid by all Purchasers hereunder (the “RDP Cap”). Notwithstanding the foregoing, if there is (i) a Filing Failure or an Effectiveness Failure resulting from the Company’s failure to have complied with clause (3) of the definition of “Effectiveness Deadline” or (ii) any Registration Failure that shall have been due to the Company’s failure to use its reasonable best efforts to comply with its obligations under this Section 4.5 (each of the immediately preceding clauses (i) and (ii), a “Willful Registration Failure”), then as partial relief (but not as a penalty) for the damages to any Purchaser by reason of its inability to sell Registrable Securities under the Registration Statement and without limiting each Purchaser’s rights to any other remedy available hereunder or otherwise at law or in equity, the Registration Delay Payments in respect of a Willful Registration Failure shall be an amount in cash equal to one and one-half percent (1.5%) of the Subscription Amount paid by such Purchaser for such Purchaser’s Preferred Shares, and such Registration Delay Payments shall not be subject to the RDP Cap. For the avoidance of doubt, no more than one Registration Delay Payment shall be payable by the Company at any given time, notwithstanding that more than one failure giving rise to a Registration Delay Payment shall have occurred and is continuing (e.g., a Filing Failure and an Effectiveness Failure continuing simultaneously); provided, that, Registration Delay Payments shall continue in accordance with this Section 4.20(b) until all failures giving rise to such payments are cured.

(c) Rule 415 Cutback. Notwithstanding the registration obligations set forth in Section 4.20(a), if the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, then the Company agrees to promptly inform each of the Purchasers thereof and use its commercially reasonable efforts to file amendments to the Registration Statement as required by the Commission, covering the maximum number of Registrable Securities permitted to be registered by the Commission. Unless otherwise directed in writing by a Purchaser as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced as follows (the number of Registrable Securities not registered, the “Cutback Shares”):

(i)	First, the Company shall reduce or eliminate any securities to be included other than Registrable Securities; and

(ii)	Second, the Company shall reduce Registrable Securities represented by Conversion Shares issuable pursuant to the terms of the Preferred Shares (applied, in the case that some Conversion Shares issuable pursuant to the terms of the Preferred Shares may be registered, to the Purchasers on a pro rata basis based on the total number of unregistered Conversion Shares issuable to such Purchasers pursuant to the terms of the Preferred Shares).

In the event of a cutback hereunder, the Company shall give each Purchaser at least five (5) Business Days prior written notice along with the calculations as to such Purchaser’s allotment. In the event the Company amends the Registration Statement in accordance with the foregoing, the Company will use its reasonable best efforts to file with the Commission, as promptly as allowed by the Commission or guidance of the Staff thereof provided to the Company or to registrants of securities in general, one or more registration statements on Form S-1 or such other form available to register for resale those Registrable Securities that were not registered for resale on the initial Registration Statement, as amended (any such other registration statements, an “Additional Registration Statement”).

(d) Related Obligations. In furtherance of this Section 4.20, the Company shall have the following obligations:

(i)	Notwithstanding anything to the contrary contained in this Agreement, the Company shall ensure that, when filed and at all times while effective, the Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading. The Company shall submit to the Commission, within five (5) days after the Staff of the Commission advises the Company (orally or in writing, whichever is earlier) that the Staff either will not review the Registration Statement or has no further Comments on the Registration Statement (as the case may be), a request for acceleration of effectiveness of the Registration Statement to a time and date not later than forty-eight (48) hours after the submission of such request.

(ii)	The Company shall prepare and file with the Commission such amendments (including, without limitation, post-effective amendments) and supplements to the Registration Statement (and to the extent necessary additional registration statements, which shall be deemed to constitute part of the Registration Statement for all purposes hereof) and the prospectus used in connection with the Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep the Registration Statement effective and available for resales of all of the Registrable Securities at all times during the Registration Period, and, during such period, comply with all other applicable provisions of the Securities Act in connection with the Registration Statement.

(iii)	The Company shall promptly furnish to each Purchaser, without charge, (i) upon request, after the same is prepared and filed with the Commission, a reasonable number of copies of the Registration Statement and any amendment(s) and supplement(s) thereto, including, if so requested, the financial statements and schedules filed therewith, all documents incorporated therein by reference, all exhibits and each preliminary prospectus, (ii) upon request, upon the effectiveness of the Registration Statement, two (2) copies of the prospectus included in the Registration Statement and all amendments and supplements thereto (or such other number of copies as such Purchaser may reasonably request from time to time), and (iii) such other documents, including, without limitation, copies of any preliminary or final prospectus, as such Purchaser may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Purchaser; provided, that the Company shall have no obligation to furnish any documents pursuant to this clause that is available on the Commission’s Electronic Data Gathering, Analysis and Retrieval system (EDGAR).

(iv)	The Company shall use its reasonable best efforts to (i) register and qualify, unless an exemption from registration and qualification applies, the resale by Purchasers of the Registrable Securities covered by the Registration Statement under such other securities or “blue sky” laws of jurisdictions in the United States as shall be reasonably appropriate for the distribution of the Registrable Securities covered by the Registration Statement, (ii) prepare and file in those jurisdictions, such amendments (including, without limitation, post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4.20(d)(iv), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify each Purchaser who holds Registrable Securities of the receipt by the Company of any written notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual written notice of the initiation or threatening of any proceeding for such purpose.

(v)	The Company shall notify each Purchaser in writing of the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, non-public information regarding the Company or any of its Subsidiaries), and, promptly prepare a supplement or amendment to the Registration Statement and such prospectus contained therein to correct such untrue statement or omission and, upon request by any Purchaser, deliver two (2) copies of such supplement or amendment to such Purchaser (or such other number of copies as such Purchaser may reasonably request). If the Company receives Commission comments which challenge the right of a Purchaser to have its Registrable Securities included in the Registration Statement without being deemed an underwriter thereunder, the Company shall, in discussions with and responses to the Commission, use its reasonable best efforts and time to cause as many Registrable Securities as possible to be included in the Registration Statement without characterizing any Purchaser as an underwriter and in such regard use its reasonable best efforts to cause the Commission to permit the affected Purchasers or their respective counsel to reasonably participate in Commission conversations on such issue together with Company counsel, and timely convey relevant information concerning such issue with the affected Purchasers or their respective counsel. In no event may the Company name any Purchaser as an underwriter without such Purchaser’s prior written consent; provided, however, that if, after the Company complies with its covenants contained in this Section 4.20(d)(v), the Commission requires that such Purchaser be named an underwriter and such Purchaser refuses to promptly deliver its written consent to be so named, then the Company may exclude such Purchaser and such Purchaser’s Registrable Securities from the Registration Statement, and such Purchaser’s Conversion Shares issuable to such Purchasers pursuant to the terms of the Preferred Shares shall be deemed to no longer be Registrable Securities, irrespective of the definition of “Registrable Securities” contained in this Agreement.

(vi)	The Company shall (i) use commercially reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of the Registration Statement or the use of any prospectus contained therein, or the suspension of the qualification, or the loss of an exemption from qualification, of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension as soon as reasonably practicable and (ii) notify each Purchaser who holds Registrable Securities of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

(vii)	The Company shall use its commercially reasonable best efforts either to (i) cause all of the Registrable Securities to be listed on the Trading Market on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) secure designation and quotation of all of the Registrable Securities on the applicable over the counter market.

(viii)	The Company shall otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission in connection with the Registration Statement.

(e) Suspension of Use of Registration Statement. Each Purchaser, upon receipt of any notice from the Company of any event pursuant to Section 4.20(d)(v), shall suspend use of the prospectus included in the Registration Statement covering the Registrable Securities until such Purchaser is advised in writing by the Company that the use of the prospectus may be resumed and is furnished with copies of a supplement or amendment to the Registration Statement and such prospectus contained therein as contemplated by Section 4.20(d)(v).

(f) Obligations of the Purchasers. Each Purchaser shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as the Company shall reasonably request and as shall be required in connection with the registration of the Registrable Securities. Each Purchaser, by such Purchaser’s acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement, unless such Purchaser has notified the Company in writing of such Purchaser’s election to exclude all of such Purchaser’s Registrable Securities from the Registration Statement.

(g) Expenses of Registration. All expenses incurred in connection with the Registration Statement, excluding underwriters’ discounts and commissions, but including without limitation all registration, filing and qualification fees, word processing, duplicating, printers’ and accounting fees, stock exchange fees, messenger and delivery expenses, all fees and expenses of complying with state securities or blue sky laws and the fees and disbursements of counsel for the Company shall be paid by the Company.

Section 4.21 Variable Rate Transactions. For so long as any Preferred Shares remains outstanding, other than the ELOC, the Company shall not effect or enter into an agreement to effect any issuance of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which a Person (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of common stock (including Common Stock) either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of common stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of such Person or the market for the common stock or (ii) enters into any agreement, including an equity line of credit, whereby such Person may issue securities at a future determined price.

Section 4.22 Participation Right. For so long as the Preferred Shares remain outstanding, neither the Company nor any of its Subsidiaries shall, other than pursuant to a Plan directly or indirectly, issue, offer, sell, grant any option or right to purchase, or otherwise dispose of (or announce any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any equity security or any equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the 1933 Act), any convertible securities, any debt, any preferred stock or any purchase rights) (any such issuance, offer, sale, grant, disposition or announcement, a “Subsequent Placement”) unless the Company shall have first complied with this Section 4.22. The Company acknowledges and agrees that the right set forth in this Section 4.22 is a right granted by the Company, separately, to each Purchaser.

(i) At least three (3) Trading Days prior to any proposed or intended Subsequent Placement, the Company shall deliver to each Purchaser a written notice (each such notice, a “Pre-Notice”), which Pre-Notice shall not contain any information (including, without limitation, material, non-public information) other than: (A) if the proposed Offer Notice (as defined below) constitutes or contains material, nonpublic information, a statement asking whether the Purchaser is willing to accept material non-public information or (B) if the proposed Offer Notice does not constitute or contain material, non-public information, (x) a statement that the Company proposes or intends to effect a Subsequent Placement, (y) a statement that the statement in clause (x) above does not constitute material, non-public information and (z) a statement informing such Purchaser that it is entitled to receive an Offer Notice (as defined below) with respect to such Subsequent Placement upon its written request. Upon the written request of a Purchaser within three (3) Trading Days after the Company’s delivery to such Purchaser of such Pre-Notice, and only upon a written request by such Purchaser, the Company shall promptly, but no later than one (1) Trading Day after such request, deliver to such Purchaser an irrevocable written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (A) identify and describe the Offered Securities, (B) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (C) identify the Persons (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (D) offer to issue and sell to such Buyer in accordance with the terms of the Offer such Buyer’s pro rata portion of 50% of the Offered Securities, provided that the number of Offered Securities which such Buyer shall have the right to subscribe for under this Section 4.22 shall be (x) based on such Purchaser’s pro rata portion of the aggregate Stated Value of the Preferred Shares purchased hereunder by all Purchasers (the “Basic Amount”), and (y) with respect to each Purchaser that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Purchasers as such Purchaser shall indicate it will purchase or acquire should the other Purchasers subscribe for less than their Basic Amounts (the “Undersubscription Amount”), which process shall be repeated until each Purchaser shall have an opportunity to subscribe for any remaining Undersubscription Amount.

(ii) To accept an Offer, in whole or in part, such Purchaser must deliver a written notice to the Company prior to the end of the second (2nd) Business Day after such Purchaser’s receipt of the Offer Notice (the “Offer Period”), setting forth the portion of such Purchaser’s Basic Amount that such Purchaser elects to purchase and, if such Purchaser shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Purchaser elects to purchase (in either case, the “Notice of Acceptance”). If the Basic Amounts subscribed for by all Purchasers are less than the total of all of the Basic Amounts, then each Purchaser who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the “Available Undersubscription Amount”), each Purchaser who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Purchaser bears to the total Basic Amounts of all Purchasers that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent it deems reasonably necessary. Notwithstanding the foregoing, if the Company desires to modify or amend the terms and conditions of the Offer prior to the expiration of the Offer Period, the Company may deliver to each Purchaser a new Offer Notice and the Offer Period shall expire on the third (3rd) Business Day after such Purchaser’s receipt of such new Offer Notice.

(iii) The Company shall have five (5) Business Days from the expiration of the Offer Period above (A) to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by a Purchaser (the “Refused Securities”) pursuant to a definitive agreement(s) (the “Subsequent Placement Agreement”), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer Notice and (B) to publicly announce (x) the execution of such Subsequent Placement Agreement, and (y) either (I) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (II) the termination of such Subsequent Placement Agreement, which shall be filed with the SEC on a Current Report on Form 8-K with such Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto.

(iv) In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4.22(iii) above), then each Purchaser may, at its sole option and in its sole discretion, withdraw its Notice of Acceptance or reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Purchaser elected to purchase pursuant to Section 4.22(ii) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Purchasers pursuant to this Section 4.22 prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Purchaser so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Purchasers in accordance with Section 4.22(i) above.

(v) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, such Purchaser shall acquire from the Company, and the Company shall issue to such Purchaser, the number or amount of Offered Securities specified in its Notice of Acceptance, as reduced pursuant to Section 4.22(iv) above if such Purchaser has so elected, upon the terms and conditions specified in the Offer. The purchase by such Purchaser of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and such Buyer of a separate purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to such Purchaser and its counsel.

(vi) Any Offered Securities not acquired by a Purchaser or other Persons in accordance with this Section 4.22 may not be issued, sold or exchanged until they are again offered to such Purchaser under the procedures specified in this Agreement.

(vii) The Company and each Purchaser agree that if any Purchaser elects to participate in the Offer, (x) neither the Subsequent Placement Agreement with respect to such Offer nor any other transaction documents related thereto (collectively, the “Subsequent Placement Documents”) shall include any term or provision whereby such Purchaser shall be required to agree to any restrictions on trading as to any securities of the Company or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, any agreement previously entered into with the Company or any instrument received from the Company, and (y) any registration rights set forth in such Subsequent Placement Documents shall be similar in all material respects to the registration rights contained in this Agreement. Notwithstanding anything to the contrary in this Section 4.22 and unless otherwise agreed to by such Purchaser, the Company shall either confirm in writing to such Purchaser that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case, in such a manner such that such Purchaser will not be in possession of any material, non-public information, by the fifth (5th) Business Day following delivery of the Offer Notice. If by such fifth (5th) Business Day, no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by such Purchaser, such transaction shall be deemed to have been abandoned and such Purchaser shall not be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries. Should the Company decide to pursue such transaction with respect to the Offered Securities, the Company shall provide such Purchaser with another Offer Notice and such Purchaser will again have the right of participation set forth in this Section 4.22. The Company shall not be permitted to deliver more than one such Offer Notice to such Purchaser in any sixty (60) day period, except as expressly contemplated by the last sentence of Section 4.22(ii).

(viii) The restrictions contained in this Section 4.22 shall not apply in connection with Permitted Equity Issuances or the ELOC. The Company shall not circumvent the provisions of this Section 4.22 by providing terms or conditions to one Purchaser that are not provided to all.

Section 4.22 ELOC Provider. The Purchaser with the highest Subscription Amount at Closing shall have the right to enter into an Equity Line of Credit facility with the Company for an amount ranging between $15-$25 million (the “ELOC”). The securities issuable pursuant to such facility shall be afforded the same registration rights as are set forth in Section 4.20 herein.

ARTICLE V.
MISCELLANEOUS

Section 5.1 Termination. This Agreement shall automatically terminate if the Closing has not been consummated on or prior to the Termination Date, and such termination will not affect the right of any party to sue for any breach by the other party (or parties).

Section 5.2 Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants, and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery, and performance of this Agreement. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any conversion delivered by a Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers. In addition, Joseph Gunnar & Co. LLC is acting as placement agent for this private offering pursuant to a placement agency agreement with the Company and will receive 8% cash compensation on amounts closed on pursuant to this Agreement, as well as an expense reimbursement from the Company of up to $50,000 for documented legal fees incurred for Placement Agent Counsel, which legal fees shall be paid from the proceeds of the Closing.

Section 5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

Section 5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice through a press release.

Section 5.5 Amendments; Waivers. No provision of this Agreement or the Preferred Shares may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Required Holders or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought, provided that if any amendment, modification or waiver disproportionately and adversely impacts a Purchaser (or group of Purchasers), the consent of such disproportionately impacted Purchaser (or group of Purchasers) shall also be required. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition, or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any proposed amendment or waiver that disproportionately, materially, and adversely affects the rights and obligations of any Purchaser relative to the comparable rights and obligations of the other Purchasers shall require the prior written consent of such adversely affected Purchaser. Any amendment effected in accordance with this Section 5.5 shall be binding upon each Purchaser and holder of Securities and the Company.

Section 5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

Section 5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger or combination). Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers.”

Section 5.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.10. Notwithstanding the foregoing, the Placement Agent shall be deemed a third-party beneficiary of the representations and warranties of the Company as contained in Section 3.1 of this Agreement and shall have the right to enforce such provisions directly to the extent it may deem such enforcement necessary or advisable to protect its rights.

Section 5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.10, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

Section 5.10 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.

Section 5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof.

Section 5.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

Section 5.14 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

Section 5.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

Section 5.16 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Section 5.17 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

Section 5.18 Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

Section 5.19 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

Section 5.20 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

Section 5.21 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

FUNCTIONAL BRANDS INC.			Address for Notice:

By:			Functional Brands Inc.
	Name:	Eric Gripentrog	6400 SW Rosewood Street
	Title:	Chief Executive Officer	Lake Oswego, Oregon 97035
Attention: Eric Gripentrog Email:
With a copy to (which shall not constitute notice):

Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st Floor New York, New York 10036
Attn: Ross D. Carmel, Esq.
Email:

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

PURCHASER SIGNATURE PAGE TO

FUNCTIONAL BRANDS INC. SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: ________________________________________________________

Signature of Authorized Signatory of Purchaser: _________________________________

Name of Authorized Signatory: _______________________________________________

Title of Authorized Signatory: ________________________________________________

Email Address of Authorized Signatory:_________________________________________

Address for Notice to Purchaser:

Address for Delivery of Securities to Purchaser (if not same as address for notice):

Subscription Amount: $_________________

Face Amount (1.25 x Subscription Amount): $_________________

EIN Number: ____________________

[SIGNATURE PAGES CONTINUE]

DISCLOSURE SCHEDULES

EXHIBIT A

CERTIFICATE OF INCORPORATION

EXHIBIT B

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF THE SERIES A

PREFERRED STOCK

EXHIBIT C

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF THE SERIES B

PREFERRED STOCK

EXHIBIT D

ESCROW AGREEMENT

EXHIBIT E

ACCREDITED INVESTOR QUESTIONNAIRE

EXHIBIT F

RISK FACTORS

EXHIBIT G

FORM OF LOCK-UP AGREEMENT